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                                   Exhibit 99

BJ's Wholesale Club, Inc. One Mercer Road P.O. Box 9601 Natick, MA 01760

FOR IMMEDIATE RELEASE
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Contact: Cathleen Maloney Vice President, Manager of Investor Relations
         508-651-6650 cmaloney@bjs.com

                BJ'S WHOLESALE CLUB ANNOUNCES EXECUTIVE CHANGE IN
                            MERCHANDISING DEPARTMENT

     February 28, 2003, Natick, MA--BJ's Wholesale Club, Inc. (BJ:NYSE) today announced that Laura J. Sen, executive vice president, merchandising since 1997, has left the Company. The Company is conducting a search for Ms. Sen's replacement.

     Commenting on the today's announcement, BJ's president and CEO Mike Wedge, said, "Laura played a key part in growing BJ's from its early stage development in the mid-1980s to its current position as a Fortune 500 Company. We are grateful to Laura for her long-term contributions to the Company's growth. She is a top professional and we wish her all the best in her future endeavors."

     BJ's introduced the wholesale club concept to New England in 1984, and has since expanded to become a leading warehouse chain in the eastern United States. At the end of its fiscal year, the Company operated 140 clubs and 68 gas stations compared with 130 clubs and 55 gas stations one year ago.

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